UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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EVERTEC, Inc.
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EVERTEC, INC.
SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2024

May 17, 2024

Dear Evertec Stockholders:

Evertec, Inc. (“Evertec,” the “Company,” “we,” “us,” or “our”) is providing the following supplemental information regarding the Company’s proxy statement (the “Proxy Statement”) for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Thursday, May 23, 2024. Based on the factors described in the Proxy Statement, the supplemental materials filed with the Securities and Exchange Commission (“SEC”) on May 13, 2024 and May 14, 2024, and below in this supplement, on behalf of Board of Directors and its Compensation Committee, we strongly encourage you to “FOR” the advisory vote on executive compensation and all other agenda items in accordance with the recommendation of our Board of Directors.

On behalf of the Board and the Evertec team, we thank you for your continued investment in Evertec and support.

Sincerely,

Frank D’Angelo
Independent Chairman of the Board
Chairman of the Compensation Committee

Except as specifically supplemented by the information contained in this supplement and the supplemental materials filed with the SEC on May 13, 2024 and May 14, 2024, all information set forth in the Proxy Statement remains unchanged. This supplement should be read in conjunction with the Proxy Statement and the supplemental materials filed with the SEC on May 13, 2024 and May 14, 2024. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Additional Proxy Soliciting Materials

May 2024

evertec

EVTC Transformation through Strategic Imperatives

1 Transformation since 2015 through clear strategic imperatives

1. Invest in & improve service & infrastructure
2. Expand geographic footprint in Latin America through acquisitions
3. Accelerate product development and innovation
4. Strengthen BPOP relationship
5. Transform BPOP relationship & increase M&A agility
6. Growth through M&A

2 Consistent Top Line growth and adjusted EBITDA growth throughout the period

Revenue
($ in millions)
20A – 23A CAGR: 11%
$511
$590
$618
$695
2020
2021
2022
2023

Adjusted EBITDA and Margin(1)
($ in millions)
20A – 23A CAGR: 7%
$238
$293
$276
$292
47%
50%
45%
42%
2020
2021
2022
2023

3 Significant Geographic and Client diversification

LatAm Revenues 2015 -> 2023[2]

Latam, 10%
Latam 35%
2015
2023

Popular Revenues 2015 -> 2023[2]

Popular 45%
Popular 30%
2015
2023

(1) Refer to the Company's Form 10K for reconciliation of Non-GAAP measures.
(2) 2023 pro-forma revenues assumes full year of Sinqia contribution.

2

Item 2: Advisory Vote on Executive Compensation

- The Board is asking for your support of the Say on Pay ("SOP") proposal as presented in this year's proxy.
- Evertec is committed to strong governance and pay-for-performance results as evidenced by our 97.55% average SOP support level over a 9-year period since 2015, the first year we were subject to a SOP vote since becoming a public Company.
- The pillars of our current compensation program have been in place since **2017**.

say on PAY

98.5% approval in 2023

Year	SOP Result
2023	98.5%
2022	99.2%
2021	99.3%
2020	98.5%
2019	96.5%
2018	89.8%
2017	97.9%
2016	98.7%
2015	99.6%

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evertec

Pay for Performance

- Our program is highly performance-oriented for our CEO and other NEOs: a substantial majority of target compensation is tied to long-term equity to promote alignment with shareholders interests; and most of the target compensation is tied to performance-based metrics.

CEO Target Compensation Mix
11%
13%
76%
63%
base salary
target bonus
equity incentive
performance-based

Average Target Compensation Mix for Non-CEO NEOs
19%
16%
55%
65%
base salary
target bonus
equity incentive
performance-based

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evertec

Pay for Performance

- Our Long-term incentive design, which has remained unchanged since 2017, is linked to both an absolute financial metric and a relative stock-based metric.
- This summary, which reflects last four completed performance-based RSU awards, and the corresponding TSR delivered during those periods, further proves that our program is working as intended (i.e., rewarding management and shareholders for periods of outperformance and holding management accountable for periods of underperformance).

Evertec's TSR has outperformed our relative benchmark in each of the last 4 rolling three-year performance periods.

Performance RSUs Table

Performance Award*	Overall Payout **	TSR	Relative TSR Rank
FY 2021 - FY 2023	230%	9.67%	65th Percentile
FY 2020 - FY 2022	112%	8.61%	51st Percentile
FY 2019 - FY 2021	121%	52.84%	71st Percentile
FY 2018 - FY 2020	250%	141.18%	88th Percentile

* The Adjusted EBITDA one-year performance period commences on January 1 and ends December 31 of the calendar year where the award is granted. The TSR performance period commences on the grant date of the award and ends on the third anniversary of the grant date.

** Reflects the final earnout based on both the Adjusted EBITDA perfomance and rTSR modifier

Note: TSR metric above is based on Russell 2000.

5

evertec

Goal Rigor

- Goal rigor concerns have been raised because the adjusted net income ("ANI") target for the 2023 short-term incentive plan was set below the prior year's target and actual results, and were earned above target. Similarly, the adjusted EBITDA target for the 2023 LTI performance based RSUs was set below the prior year's actual performance.
- In 2022, we completed a transaction that extended all three major contracts with our largest customer Popular, Inc. ("Popular"). This was a key strategic priority for the Company and one that was very successful. However, as part of this transaction we also sold back to Popular certain technology assets and entered into a revenue share agreement to better align priorities, both of which had an important impact to our financial results.
- Below illustrates the relationship between target financial goals within the Company's incentive plans and actual achievement for each of the past six years.
  - ✓ *The Company's targets for all metrics (revenues, ANI, adjusted EBITDA) have consistently been higher than the previous year's target and actual performance except for the years 2022 and 2023 where the financial impacts of the transaction with Popular were considered.*

AIP

Compensation Year	Target Revenues ($000s) *	Actual Revenues ($000s)	Target Adjusted Net Income ($000s) *	Actual Adjusted Net Income ($000s)	Bonus Payout (% Target) **
FY 23	$641,002	$671,134	$170,870	$185,823	136%
FY 22	$602,200	$618,013	$179,700	$173,860	86%
FY 21	$543,981	$590,099	$161,887	$199,809	147%
FY 20	$506,695	$510,588	$150,886	$151,360	102%
FY19	$474,339	$487,374	$138,767	$143,714	116%
FY 18	$427,067	$453,870	$103,908	$137,130	143%

** Red indicates target goal set below prior year actual achievement*

*** Reflects the financial payout (i.e., excludes the 10% individual portion)*

Evertec 2023 TSR of 27.2% beat GICS 4020 of 19.9% further illustrating our alignment of pay and performance for year in question

LTI

Compensation Year	Target Adjusted EBITDA ($000s) *	Actual Adjusted EBITDA ($000s)	PSU Payout (% Target) **
FY 23	$267,400	$286,400	171%
FY 22	$275,300	$275,400	100%
FY 21	$254,300	$294,800	200%
FY 20	$237,900	$240,500	111%
FY 19	$221,600	$226,200	121%
FY 18	$178,500	$212,500	200%

* Red indicates target goal set below prior year actual achievement

** Reflects the adjusted EBITDA payout (i.e., excludes the rTSR modifier)

6
evertec

Goal Rigor

- The following graphs reflect the Company's 2022 performance on a reported basis normalizing for the Popular transaction and the impacts from FX non-cash unrealized remeasurement gains or losses, as we adjusted the way in which we consider this impact in our results during 2023. The year over year growth across all performance metrics was very strong and driven by the continuous execution of our strategic imperatives.

Revenue
($ in millions)
14.5%
$607
$695
2022
Normalized (2)
2023
Actuals

Adjusted EBITDA (1)
($ in millions)
10.8%
$264
$292
2022
Normalized (2)
2023
Actuals

Adjusted Net Income (1)
($ in millions)
12.0%
$166
$185
2022
Normalized (2)
2023
Actuals

(1) Refer to the Company's Form 10K for reconciliation of Non-GAAP measures.

(2) 2022 Normalized results represent actual 2022 results as reported in the Company's 10K, adjusted for the estimated impact of the Popular Transactions for the six-month period ended June 30, 2022, as well as unrealized losses recorded during the year.

- Furthermore, the Company can affirm that current FY 24 targets under both our annual incentive plan and long-term incentive plan exceed our prior FY 23 target and actual performance. Full disclosure of these goals and ultimate earnouts will be provided in next year's proxy statement.

7

CEO Retention Grant

- Evertec is committed to compensation "best practices" and has only granted one-time or special awards in extraordinary circumstances, the last coming in November 2017 in response to the devastation caused by Hurricane Maria.
- The Committee approved a one-time special long-term retention grant of RSUs valued at $6M for Mr. Schuessler in December 2023, which was a critical juncture for our Company, having just announced the largest acquisition in our Company's history, Sinqia S.A.
- Key factors considered by the Compensation Committee in awarding the grant:
  - ✓ *Maintaining continuity in leadership given the significance of the acquisition*
  - ✓ *Existing holding power from outstanding awards held by Mr. Schuessler*
  - ✓ *Amount based on 1x Mr. Schuessler annual LTI opportunity aligned with market data and designed to increase holding power*
  - ✓ *Cliff vesting feature well outside Evertec's normal annual equity grant to maximize retentive nature of the award*

To alleviate potential concerns regarding pay opportunities for Mr. Schuessler, the Compensation Committee is committed to not issuing any additional special awards to Mr. Schuessler for the duration of the existing retention award (i.e., no special awards over the next four years – December 6, 2027).

8

evertec

Peer Group Changes

- For the last five years, we have scored "Low Concern" on ISS's 3 core quantitative tests.
- By shrinking the peer group size and changing its constituents this year, ISS reduced its calculation of CEO median peer compensation year-over-year by ~21.4%*.

ISS CEO Peer Median (000s)
$8,000
$6,000
$4,000
$2,000
$7,220
$6,787
$6,887
$7,605
$5,972
2020
2021
2022
2023
2024
2020 2021 2022 2023 2024

*The year-over-year reduction in CEO compensation resulting from the material change in the ISS peer group is approximately 21.4% and not over 30% as discussed in our supplemental materials filed on May 13, 2024.

9

evertec

thanks

evertec®

the technology **of possibility**